                                                                   Exhibit 10.38

                               AGREEMENT OF LEASE

                                 by and between

                              SPARKS LOT SEVEN LLC

                                       and

                           DOVER SADDLERY RETAIL, INC.

                                Table of Contents

Section  Heading                                                            Page
-------  -------                                                            ----
   1     Terms...........................................................     1
   2     Rent............................................................     3
   3     Use of Premises.................................................     6
   4     Insurance and Indemnification...................................     8
   5     Improvements to Premises........................................    10
   6     Repairs and Maintenance ........................................    11
   7     Landlords Right of Entry........................................    12
   8     Fire and Other Casualties.......................................    12
   9     Condemnation....................................................    13
  10     Assignment, Subletting and Relocation...........................    14
  11     Rules and Regulations...........................................    15
  12     Subordination; Attornment and Non-disturbance...................    17
  13     Default.........................................................    17
  14     Estoppel Certificate............................................    19
  15     Quiet Enjoyment.................................................    20
  16     Notices.........................................................    20
  17     General.........................................................    20

                                      EXHIBITS

  A-1    Plat Showing the First Floor Space..............................    23
  A-2    Plat Showing the Second Floor Space.............................    24
  B      Commencement Date Agreement.....................................    25
  C      Retail Space Specifications ....................................    26
  D      Tenant Improvement Plans and Specifications ....................    27
  E      Budget..........................................................    28
  F      Park Fund, Lot 7, and Retail Pad Apportionment..................    29
  G      Sign Criteria...................................................    31

                               AGREEMENT OF LEASE

     THIS AGREEMENT OF LEASE (hereinafter "Lease") is made this 29th day of March, 2006 by and between Sparks Lot Seven, LLC, having an address c/o Obrecht Properties, LLC, 9475 Deereco Road, Suite 200, Timonium, Maryland 21093 (hereinafter "Landlord") and Dover Saddlery Retail, Inc., having an address at 525 Great Road, Littleton, Massachusetts 01460 (hereinafter "Tenant").

     WITNESSETH, THAT FOR AND IN CONSIDERATION of the mutual entry into this Lease by the parties hereto, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each party hereto, the Landlord hereby leases to the Tenant and the Tenant hereby leases from the Landlord the agreed upon amount of 8,194 square feet of space in the retail/office facility (hereinafter "Building") constructed on "Lot 7" of the "Sparks Corporate Center", and having an address of 10 Fila Way, Sparks, Maryland 21152 in the "Sparks Corporate Center" comprised of (i) 4,567 square feet on the first floor of the Building (hereinafter "Retail Space") and (ii) 3,627 square feet on the second floor of the Building (hereinafter "Office Space"), plus Tenant's proportionate share of the Building's utility rooms and internal corridors. The Retail Space and the Office Space, reflected on the plats marked Exhibits A-1 and A-2 attached hereto and made a part hereof, may hereinafter be collectively referred to as the "Premises". The Premises, the Building, Lot 7 on which it is situate and any other improvements thereon are hereinafter referred to collectively as "the Property".

     SUBJECT TO THE OPERATION AND EFFECT of any and all instruments and matters of record or in fact,

     UPON THE TERMS AND SUBJECT TO THE CONDITIONS which are hereinafter set forth:

     Section 1. Terms.

     1.1. Original Term. This Lease shall have an initial original term of ten
(10) years (hereinafter "Original Term") commencing on the date the Landlord substantially completes construction of the improvements to be made to the Premises under the provisions of Section 5, currently estimated to be on or about July 1, 2006 (hereinafter "Commencement Date"). This Lease shall terminate at 11:59 o'clock P.M., local time, on the day immediately preceding the tenth
(10th) anniversary of the first (1st) day of the first (1st) full calendar month following the Commencement Date (hereinafter "Termination Date").

          1.1.1. The Premises shall be deemed "substantially completed" by Landlord upon the occurrence of all of the following:

               1.1.1.1. construction by Landlord of the Tenant Improvements in accordance with Section 5(a) herein, and delivery to Tenant of a certificate to that effect by Landlord's architect and/or contractor; and

               1.1.1.2. a final or legally valid certificate of occupancy for the Premises has been issued by the applicable governmental authority (provided, however, that such certificate is not contingent upon any license, approval, or installation of specialized equipment required for Tenant's particular use of the Premises); and

               1.1.1.3. any remaining work required to render the Building and the Premises fully completed consists solely of minor details of construction, mechanical adjustments or decoration, which will not materially interfere with Tenant's use and enjoyment of the Premises. Tenant's taking occupancy of the Premises, or Landlord's substantially completing the Premises, shall not relieve Landlord of its obligation to proceed diligently to fully complete the Premises, to obtain a final certificate of occupancy, and to complete all punch list items, which punch list items Landlord shall complete, or make diligent efforts to complete, within thirty (30) days after the date Tenant provides such punch list to Landlord.

     1.2. Renewal Terms. The Tenant shall be entitled to renew this Lease for two (2) additional successive terms of five (5) years each (hereinafter referred to collectively as "the Renewal Terms" or individually as "Renewal Term"), commencing upon the expiration of the previous Term and terminating on the fifth
(5th) anniversary of such expiration (which anniversary shall, if this Lease is so renewed, thereafter be the Termination Date for all purposes of the provisions of this Lease as applicable thereafter), by and only by giving to the Landlord express, written notice of such renewal by not less than one hundred eighty (180) days before the date on which the applicable Renewal Term is to commence; provided that at the Landlord's option, the applicable Renewal Term shall not be effective if an uncured event of a "material" default exists at the end of the previous Term (the Original Term and, if this Lease is renewed for the applicable Renewal Term or otherwise, the period of any such renewal being hereinafter referred to collectively as "the Term").

     1.3. Confirmation of Commencement and Termination Dates. The Landlord and the Tenant shall, at the Landlord's request, confirm in writing the Commencement Date and the Termination Date pursuant to the Commencement Date Agreement attached hereto as Exhibit B.

     1.4. Surrender. The Tenant shall at its expense, at the expiration of the Term or any earlier termination of this Lease, (a) promptly surrender to the Landlord possession of the Premises (including any fixtures or other improvements which, under the provisions of Section 5, are owned by the Landlord) in good order and repair, ordinary wear and tear and damage due to casualty or condemnation excepted, and broom clean, (b) remove therefrom the Tenant's signs, goods and effects and any machinery, trade fixtures and equipment which are used in conducting the Tenant's trade or business and are not owned by the Landlord, and (c) repair any damage to the Premises or the Building caused by such removal.

     1.5. Holding Over. If the Tenant continues to occupy the Premises after the expiration of the Lease or any earlier termination, with or without obtaining the Landlord's express, written consent thereto,

          1.5.1. such occupancy shall (unless the parties hereto otherwise agree in writing) be deemed to be under a month-to-month tenancy, which shall continue until either party hereto notifies the other in writing, by at least thirty (30) days before the end of any calendar month, that the notifying party elects to terminate such tenancy at the end of such calendar month, in which event such tenancy shall so terminate;

          1.5.2. anything contained in the foregoing provisions of this Section to the contrary notwithstanding, where Landlord has not consented in writing to said occupancy, the rental payable for each such monthly period shall equal one-sixth (1/6) of the Base Rent (as hereinafter defined) for the Lease Year during which such expiration of the Lease, or earlier termination occurs, as aforesaid, and (b) the additional rent payable under the provisions of this Lease (which additional rent shall be calculated for each such monthly period and due and payable in advance); and

          1.5.3. such month-to-month tenancy shall be upon the same terms and subject to the same conditions as those set forth in the provisions of this Lease; provided, that if the Landlord gives the Tenant, by at least thirty (30) days before the end of any calendar month during such month-to-month tenancy, written notice that such terms and conditions (including any thereof relating to the amount of payment of Rent) shall, after such month, be modified in any manner specified in such notice, then such tenancy shall, after such month, be upon the said terms and subject to the said conditions, as so modified.


                                       2

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     Section 2. Rent.

     2.1. Amount. As rent for the Premises (all of which is hereinafter referred to collectively as "Rent"), the Tenant shall pay to the Landlord all of the following:

          2.1.1. Rental Abatement. It is agreed between the parties hereto that Tenant shall occupy the Premises "Base Rent - free" for the first sixty (60) days of the Original Term ("Abatement Period"). Tenant shall pay all additional rent, as defined herein, during the Abatement Period under this Lease. The entire Base Rent otherwise due and payable during the Abatement Period shall become immediately due and payable upon the occurrence of an uncured event of default by Tenant under this Lease.

          2.1.2. Original Term - Base Rent - First (1st), Second (2nd) and Third
(3rd) Lease Years. After expiration of the Abatement Period and for the remainder of the First (1st) Lease Year (as defined below), Second (2nd) and Third (3rd) Lease Years, Tenant shall pay an annual base rent (hereinafter "Base Rent") in the amount of Eighteen Dollars and Thirty-Four Cents ($18.34) per square foot of the Premises, payable in equal monthly installments, due in advance on the twenty-fifth (25th) day of each preceding month plus (if the Term commences on a day other than the first (1st) day of a calendar month), for the initial Lease Year, one-three hundred sixty-fifth (1/365) of such sum for each day of such calendar month falling within the Term.

          2.1.3. Original Term - Base Rent - Fourth (4th), Fifth (5th) and Sixth
(6th) Lease Years. During the Fourth (4th), Fifth (5th) and Sixth (6th) Lease Years, Tenant shall pay an annual Base Rent in the amount of Nineteen Dollars and Ninety-Nine Cents ($19.99) per square foot of the Premises, payable in equal monthly installments, and due in advance on the twenty-fifth (25th) day of each preceding month.

          2.1.4. Original Term - Base Rent - Seventh (7th), Eighth (8th) and Ninth (9th) Lease Years. During the Seventh (7th), Eighth (8th) and Ninth (9th) Lease Years, Tenant shall pay an annual Base Rent in the amount of Twenty-One Dollars and Seventy-Nine Cents ($21.79) per square foot of the Premises, payable in equal monthly installments, and due in advance on the twenty-fifth (25th) day of each preceding month.

          2.1.5. Original Term - Base Rent - Tenth (10th) Lease Year. During the Tenth (10th) Lease Year, Tenant shall pay an annual Base Rent in the amount of Twenty-Three Dollars and Seventy-Five Cents ($23.75) per square foot of the Premises, payable in equal monthly installments, and due in advance on the twenty-fifth (25th) day of each preceding month.

          2.1.6 Base Rent First Renewal Term - First (1st) and Second (2nd) Lease Years. During the First (1st) and Second (2nd) Lease Years of the First Renewal Term, if exercised, Tenant shall pay an annual Base Rent in the amount of Twenty-Three Dollars and Seventy-Five Cents ($23.75) per square foot of the Premises, payable in equal monthly installments, and due in advance on the twenty-fifth (25th) day of each preceding month.

          2.1.7 Base Rent - First Renewal Term - Third (3rd), Fourth (4th) and Fifth (5th) Lease Years. During the Third (3rd), Fourth (4th) and Fifth (5th) Lease Years of the First Renewal Term, Tenant shall pay an annual Base Rent in the amount of Twenty-Five Dollars and Eighty-Nine Cents ($25.89) per square foot of the Premises, payable in equal monthly installments, and due in advance on the twenty-fifth (25th) day of each preceding month.

          2.1.8 Base Rent - Second Renewal Term - First (1st), Second (2nd) and Third (3rd) Lease Years. During the First (1st), Second (2nd) and Third (3rd) Lease Years of the Second Renewal Term, if exercised, Tenant shall pay an annual Base Rent in the amount of Twenty-Eight Dollars and Twenty-Two Cents ($28.22) per square foot of the Premises, payable in equal monthly installments, and due in advance on the twenty-fifth (25th) day of each preceding month.


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          2.1.9 Base Rent - Second Renewal Term - Fourth (4th) and Fifth (5th)
Lease Years. During the Fourth (4th) and Fifth (5th) Lease Years of the Second Renewal Term, Tenant shall pay an annual Base Rent in the amount of Thirty Dollars and Seventy-Six Cents ($30.76) per square foot of the Premises, payable in equal monthly installments, and due in advance on the twenty-fifth (25th) day of each preceding month.

          2.1.10. Additional Rent. Additional rent (hereinafter "additional rent") is the amount of any payment referred to as such in any provision of this Lease which accrues while this Lease is in effect (which additional rent shall include any and all charges or other amounts which the Tenant is obligated to pay to the Landlord under any of the provisions of this Lease, other than the Base Rent).

          2.1.11. Late Payment. Each rent payment shall be made promptly when due, without any deduction or set off whatsoever, and without demand, failing which the Tenant shall pay to the Landlord as additional rent, for each day on which such payment is due but unpaid, after expiration of a five (5) day "grace" period, a late charge equaling one-thirtieth (1/30th) of one and one quarter percent (1.25%) of the overdue amount.

          2.1.12. Lease Year. As used in the provisions of this Lease, the term "Lease Year" means (a) the period commencing on the Commencement Date and terminating on the day immediately preceding the first (1st) anniversary of the first (1st) day of the first (1st) full calendar month following the Commencement Date, and (b) each successive period of twelve (12) calendar months thereafter during the Term.

     2.2. Annual Operating Costs.

          2.2.1. Definition. As used herein, the term "Annual Operating Costs" means the actual costs incurred by the Landlord in operating and maintaining the Property during each calendar year falling wholly or partly within the Term. Such costs shall include, by way of example rather than of limitation, (a) real property, frontfoot benefit, metropolitan district and other similar taxes or public or private assessments (whether regular or special) levied against any or all of the Property; (b) charges or fees for, and taxes on, the furnishing of water, sewer service, gas, fuel, or other utility services to the Property; (c) costs of trash removal service, and of maintaining grounds, common areas and mechanical systems of the Buildings; (d) all other costs of maintaining or repairing or replacing any or all of the Building or the rest of the Property;
(e) charges or fees for any necessary governmental permits; (f) reasonable management fees, overhead and expenses; (g) premiums for hazard, liability, workmen's' compensation or similar insurance upon any or all of the Property;
(h) costs arising under service contracts with independent contractors; (i) costs of any services not provided by the Landlord to the Property on the date hereof but hereafter provided by the Landlord in its prudent management of the Property; (j) common area expenses applicable to the Sparks Corporate Center as more fully defined in Exhibit E, "Park Fund, Lot 7, and Retail Pad Apportionment", (k) reasonable reserves for replacements, repairs and contingencies, and (l) the cost of any other items which, under generally accepted accounting principles consistently applied from year to year with respect to the Property, constitute operating or maintenance costs attributable to any or all of the Property. Such costs shall not include (i) any deduction for depreciation of the Property taken on the Landlord's income tax returns;
(ii) the cost of capital improvements or replacements made to the Property if and to the extent that the expense thereof is not taken as a deduction of an ordinary business expense on the Landlord's federal, state or local income taxes; or (iii) depreciation for capital expenditures made by Landlord to reduce operating expenses if Landlord reasonable estimates that the annual reduction in operating expenses shall exceed such depreciation or to comply with legal requirements imposed after the Lease Commencement Date. Expressly excluded from the foregoing Annual Operating Costs is (1) the cost of gas, electric or other utility servicing the Premises, which shall be separately metered for Tenant's use, and Tenant shall pay such costs directly to the provider, and (2) the cost of janitorial services to the Premises, which shall be contracted and paid for directly by the Tenant.

          2.2.2. Computation. After the end of each calendar year during the Term, the Landlord shall compute the total of the Annual Operating Costs, which includes the common area expenses applicable to the Sparks Corporate Center, as more fully defined in Exhibit F "Park Fund, Lot 7, and Retail Pad Apportionment", (hereinafter "Park Fund"), incurred during such calendar year, using generally accepted accounting principles. Tenant shall be granted reasonable access to the Landlord's books and records for the purpose of confirming the foregoing Annual Operating Costs, no later than two hundred seventy (270) days from Tenant's receipt.

          2.2.3. Payment as Additional Rent. The Tenant shall, within thirty
(30) days after demand therefor by the Landlord (with respect to each calendar year during the Term), which demand shall be accompanied by a statement setting forth in reasonable detail the Annual Operating Costs for such calendar year, pay to the Landlord Tenant's proportionate share of the Annual Operating Costs for the calendar year, or part thereof, which falls within the Term as derived and calculated under the provisions of Section 2.2.2.

          2.2.4. Proration. If only part of any calendar year falls within the Term, the amount computed as additional rent for such calendar year under the foregoing provisions of this subsection shall be prorated in proportion to the portion of such calendar year falling within the Term (but the expiration of the Term before the end of a calendar year shall not impair the Tenant's obligation hereunder to pay such prorated portion of such additional rent for that portion of such calendar year falling within the Term, which shall be paid on demand, as aforesaid).

          2.2.5. Landlord's Right to Estimate. Anything contained in the foregoing provisions of this subsection to the contrary notwithstanding, the Landlord may, at its discretion, (a) make from time to time during the Term a reasonable estimate of the additional rent which may become due under such provisions for any calendar year, (b) require the Tenant to pay to the Landlord for each calendar month during such year one-twelfth (1/12) of such additional rent, at the time and in the manner that the Tenant is required hereunder to pay the monthly installment of the Base Rent for such month, and (c) increase or decrease from time to time during such calendar year the amount initially so estimated for such calendar year, all by giving the Tenant written notice thereof, accompanied by a schedule setting forth in reasonable detail the expenses comprising the Annual Operating Costs, as so estimated. The foregoing "estimated" additional rent collected monthly from the Tenant shall be reconciled at the end of each Lease Year and credited or debited accordingly.

     2.3. Where Payable. The Tenant shall pay the Rent, in lawful currency of the United States of America, to the Landlord by delivering or mailing it to the Landlord's address which is set forth hereinabove, or to such other address as the Landlord from time to time specifies by written notice to the Tenant. Any payment made by the Tenant to the Landlord shall be applied to the payment of any Rent then past due before being credited to Rent currently falling due. Any such payment which is less than the amount of Rent then due shall constitute a payment made on account thereof, the parties hereto hereby agreeing that the Landlord's acceptance of such payment (whether or not with or accompanied by an endorsement or statement that such lesser amount of the Landlord's acceptance thereof constitutes payment in full of the amount of Rent then due) shall not alter or impair the Landlord's rights hereunder to be paid all of such amount then due, or in any other respect.

     2.4. Tax on Lease. If federal, state or local law now or hereafter imposes any tax, assessment, levy or other charge (other than any income, inheritance or estate tax) directly or indirectly upon (a) the Landlord with respect to this Lease or the value thereof, (b) the Tenant's use or occupancy of the Premises,
(c) the Base Rent, additional rent or any other sum payable under this Lease, or
(d) this transaction, then (except if and to the extent that such tax, assessment, levy or other charge is included in the Annual Operating Costs) the Tenant shall pay the amount thereof as additional rent to the Landlord upon demand, unless the Tenant is prohibited by law from doing so.

     2.5. Security Deposit.

          2.5.1. Together with this executed Lease, the Tenant shall deposit with the Landlord the sum of Dollars Twelve Thousand Five Hundred Dollars ($12,500.00) (hereinafter "Security Deposit"), which (a) shall be retained by the Landlord as security for the Tenant's payment of the Rent and performance of all of its other obligations under the provisions of this Lease, (b) shall not be deemed to represent payment of any Rent, (c) to the extent permitted by law, may be commingled by Landlord with its other funds and (d) shall be retained by Landlord without liability for interest. Notwithstanding the foregoing, and provided Tenant is not otherwise in default, the Security Deposit, if not sooner applied, shall be returned to Tenant, without interest, upon expiration of the twenty-fourth (24th) month. However, The Tenant shall re-deposit the Security Deposit with Landlord within five (5) business days of demand therefor upon the earlier to occur of (i) an uncured event of default by Tenant under this Lease, or (ii) delinquency in the payment of Rent after notice.

          2.5.2. On the occurrence of an event of default, the Landlord shall be entitled, at its sole discretion,

               (a) to apply any or all of such Security Deposit in payment of
(i) any Rent then due and unpaid, (ii) any expense incurred by the Landlord in curing any such default, and/or (iii) any damages incurred by the Landlord by reason of such default (including, by way of example rather than of limitation, reasonable attorney's fees), in which event the Tenant shall, immediately upon its receipt of a written demand therefor from the Landlord, pay to the Landlord a sum equaling the amount so applied, so as to restore the said sum to its original amount; and/or

               (b) to retain any or all of such Security Deposit in liquidation of any or all damages suffered by the Landlord by reason of such default.

          2.5.3. On the termination of this Lease, any of such Security Deposit which is not so applied or retained shall be promptly returned to the Tenant.

     Section 3. Use of Premises.

     3.1. Use and Occupancy.

          3.1.1. The Tenant shall occupy and use the Premises for and only for an "upscale specialty retailer and direct marketer of equestrian products" similar to other "Dover Saddlery" stores operating in the United States, and in conformance with the Rules and Regulations set forth in Section 11 herein. In its use and occupancy of the Premises, the Property and the Sparks Corporate Center, the Tenant shall not violate any applicable law, ordinance governmental requirements or restriction of record, including but not limited to those listed in the "Declaration of Protective Covenants", dated December 21, 2000, recorded in the Land Records of Baltimore County at Liber 14904, folio 001.

          3.1.2. As one of the inducements for making this Lease, Tenant hereby covenants and agrees to occupy the Premises promptly after the Commencement Date and thereafter continuously during the Term, to conduct in the Premises the permitted business during hours recognized in the trade as normal and customary for such type of business, to keep in stock in the Premises a full and ample line of merchandise for the purpose of carrying on the permitted business to maintain an adequate sales force at all times to serve properly all customers, and to generally take all such action in good faith and in such manner as will assure the transaction of business in the Premises. Tenant will not use, permit or suffer the use of the Premises for any other business than that hereinabove stated or for residential purposes and will not use or permit any use of the Premises except in a manner consistent with general high standards of merchandising. Tenant will not permit, allow or cause any public or private auction sales to be conducted on or from the Premises. Tenant will conduct business on the Premises Monday through Saturday with hours of operation not less than 10:00 A.M. to 6:00 P.M.

and only in the name of "DOVER SADDLERY" and under no other name or trade name unless and until the use of some other name is approved in writing by Landlord.

     3.2. Environmental Requirements.

          3.2.1. The term "Hazardous Substances" as used in this Lease shall mean pollutants, petroleum, contaminants, infectious waste, asbestos, radioactive materials, poly chlorinated biphenyls (PCBs), toxic or hazardous wastes or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental Laws", which term shall mean any federal, state or local law, rule, regulation or ordinance relating to pollution or protection of the environment. Tenant shall comply with all Environmental Laws in its use of the Property, including, without limitation, the obligation to obtain and maintain in effect and comply with all requisite permits and reporting and notification requirements.

          3.2.2. Tenant hereby agrees that (a) no activity will be conducted on the Property that will produce or cause the release of any Hazardous Substances, except for such activities that are part of the ordinary course of Tenant's business activities (the "Permitted Activities"), provided said Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord; (b) the Property will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials that are used or produced in the ordinary course of Tenant's business (the "Permitted Materials") provided such Permitted Materials are properly stored in a manner and location and are properly disposed of in a manner meeting all Environmental Laws; (c) upon Landlord's reasonable request, Tenant shall provide Landlord with evidence satisfactory to Landlord that Tenant is complying with all Environmental Laws regarding the storage, cleanup and disposal of Permitted Materials; and (d) Tenant will not permit any Hazardous Substances to be brought onto the Property (except for the Permitted Materials), and if so brought or found located thereon, the same shall be immediately removed, all required cleanup and disposal procedures shall be diligently undertaken in accordance with all Environmental Laws and Tenant shall provide Landlord with evidence satisfactory to Landlord of Tenant's compliance with all Environmental Laws.

          3.2.3. If at any time during or after the Term, the Property is found to be contaminated with Hazardous Substances resulting from Tenant's use thereof or Tenant's use of the Property results in a violation or alleged violation of any Environmental Laws, Tenant agrees to indemnify, hold harmless, protect and (at Landlord's election) defend Landlord from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Property by Tenant. The foregoing indemnification shall survive the termination or expiration of this Lease.

     3.3. License.

          3.3.1. During the term of this Lease, the Landlord hereby grants to Tenant (and its agents, employees and invitees in the course of conducting business at the Premises) a non-exclusive license, free of charge, but in common with others, to the driveways, footways and parking areas from time to time existing within the Property and the Sparks Corporate Center, provided that such use shall be subject to such rules and regulations as Landlord may from time to time prescribe governing the same; and provided further that Landlord shall at all times have full and exclusive control, management and direction of said driveways, footways and parking areas. Landlord shall further have the right to police the same and from time to time to change the arrangement, location, layout and arrangement thereof; to restrict parking by tenants, their officers, agents and employees; to designate employee parking areas; to construct surface, subterranean or elevated parking areas and facilities; to establish and from time to time change the level of said parking areas and facilities; to close temporarily all or any portion of the parking areas or facilities to discourage non-customer parking; and to do and perform such other acts in and to such areas as, in the use of good business judgment, Landlord shall determine to be advisable in order to improve or make more convenient the use thereof by tenants, their officers, agents, employees and customers.


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

It is furthermore understood and agreed that Landlord may from time to time reduce such parking areas, driveways and footways by erecting thereon buildings or other structures or improvements of any kind, including, but not limited to, extensions to any buildings erected on the Property.

          3.3.2. If requested, Tenant agrees to require its officers, employees and agents to park their automobiles only in the area within the Property parking lot which may be designated by Landlord for employee parking. In the event Tenant or Tenant's officers, employees or agents park in an area other than such designated employee parking area, Landlord shall have the right to tow away any such automobile and to charge Tenant with the towing, storage and all other costs incurred, payable within five days after submission of a written statement by Landlord to Tenant setting forth such costs.

     3.4. Signs. The Tenant may, at it sole cost and expense, affix a sign containing Tenant's name at such location (or locations) designated by the Landlord above the Retail Space and the Office Space, and one (1) strip on the York Road pylon sign. The design, graphics, color and dimension shall be attached hereto as Exhibit G and Tenant agrees to comply with same. Tenant shall be required to maintain all signage in good condition and repair at all times. All such signage shall be submitted to the Landlord prior to installation for prior written approval of same. In addition to the foregoing, no handwritten signs are permitted and nothing shall be affixed to the storefront window without Landlord's prior written approval.

     3.5. Exclusivity. Landlord shall not enter into any lease hereafter with a tenant new to the Property allowing rental space to be used for: retail sale of tack; riding apparel; boot; shoes; leather products, medications and ointments related to the care of horses, saddle and item related to the care of keeping of horses.

          3.5.1. Tenant agrees that a certain amount of overlapping by other tenants is unavoidable, and the exclusive use shall not prohibit another tenant from enjoying a use which is the same as, or similar to, the exclusive use so long as the other tenant abides by the following limitations;

               3.5.1.1. The use has reasonable business relation to the other tenant's principal use;

               3.5.1.2. The use produces no more than 7% of all revenues derived from the other tenant's conduct of business in, or from, the Property; and

               3.5.1.3 The use is not advertised as a part of the other tenant's conduct of business in, or form, the Property.

          3.5.2. All claims and disputes arising out of the exclusive use provision, including claims for damages, shall be submitted to the American Arbitration Association for resolution according to its rules and procedures. The expense of any arbitration proceeding, including the fees of attorneys, expert witnesses, and other consultants, shall be awarded to the successful party. The arbitrator shall make a specific finding as to who is a successful party and the expense of such party.

          3.5.3. Tenant agrees that protection of the exclusive use hereby granted requires vigilance, prompt pursuit of remedies by Tenant, and that protection of the use is more valuable than any recovery of damages. Therefore, Tenant agrees to accept enforcement by arbitration as the sole remedy and subject to the following conditions:

               3.5.3.1. Tenant has not been in default of any provision of this Lease at any time, prior to the decision in the arbitration proceedings, more than once in any 12 month period that was not cured within thirty (30) days.

               3.5.3.2 No damages may be awarded to Tenant except upon a finding of actual loss of business to Tenant by reason of encroachment upon this exclusive use by another Tenant.

               3.5.3.3. Landlord may not be held liable for damages except upon a finding that the exclusive use granted by this Lease is expressly granted in another lease of space in the Property.

               3.5.3.4. Landlord has no obligation to enforce the exclusive use herby granted.

               3.5.3.5. No damages may be awarded against Landlord except jointly with another tenant who has encroached upon the exclusive use hereby granted.

               3.5.3.6. No damages may be awarded against Landlord for more than sixty (60) days of encroachment of the exclusive use hereby granted, except upon a finding that the encroachment is a repeat of an encroachment found in a prior arbitration proceeding to which the same tenants were parties.

     Section 4. Insurance and Indemnification.

     4.1. Increase in Risk. The Tenant

          4.1.1. shall not do or permit to be done any act or thing as a result of which either (a) any policy of insurance of any kind covering (i) any or all of the Property or (ii) any liability of the Landlord in connection therewith may become void or suspended, or (b) the insurance risk under any such policy would (in the opinion of the insurer thereunder) be made greater; and

          4.1.2. shall pay as additional rent the amount of any increase in any premium for such insurance resulting from any breach of such covenant, within ten (10) days after the Landlord notifies the Tenant of such increase.

     4.2. Insurance to be Maintained by Tenant.

          4.2.1. The Tenant shall maintain at its expense, throughout the Term, insurance against loss or liability in connection with bodily injury, death, property damage or destruction, occurring within the Premises or arising out of the use thereof by the Tenant or its agents, employees, subtenants, invitees, visitors and guests, under one or more policies of general public liability insurance having such limits as to each as are reasonably required by the Landlord from time to time, but in any event of not less than (a) One Million Dollars ($1,000,000.00) for bodily injury to or death of any one person during any one occurrence, (b) One Million Dollars ($1,000,000.00) for bodily injury to or death of all persons in any one occurrence, (c) Five Hundred Thousand Dollars ($500,000.00) for property damage or destruction during any one occurrence, and
(d) sufficient coverage to provide the full replacement cost of Tenant's contents. Each such policy shall (a) name as an additional insured thereunder the Landlord (and, at the Landlord's request, any mortgagee), (b) be primary and non-contributory with respect to any other insurance carried by the Landlord or its successors and assigns, (c) be cancelable only on at least thirty (30) days' prior written notice to the Landlord (and, at the Landlord's request, any Mortgagee), except for non-payment in which event the policy may be canceled upon no less than ten (10) days prior written notice to the Landlord, and (d) be issued by an insurer of recognized responsibility licensed to issue such policy in Maryland.

          4.2.2. (a) At least five (5) days before the Commencement Date, the Tenant shall deliver to the Landlord a signed certificate of insurance evidencing the terms of the policy, and (b) upon request at least thirty (30) days before any such policy expires and/or renews, the Tenant shall deliver to the Landlord an updated certificate of insurance provided, that so long as such insurance is otherwise in accordance with the provisions of this Section, the Tenant may carry any such insurance under a blanket policy covering the Premises for the risks and in the minimum amounts specified in paragraph 4.2.1, in which event the Tenant shall deliver to the Landlord a certificate in lieu of an original or a copy.

     4.3. Insurance to be Maintained by Landlord. The Landlord shall maintain throughout the Term full replacement cost all-risk or fire and extended coverage insurance upon the Building, in at least such minimum amounts and having at least such forms of coverage as are required from time to time by the Landlord's lender or if there is no Landlord's lender, then in such minimum amounts and such forms of coverage as are commercially reasonable for a building, premises, of this type. The cost of the premiums for such insurance and of each endorsement thereto, shall be deemed, for purposes of the provisions of Section 2, to be a cost of operating and maintaining the Property.

     4.4. Subrogation. Neither Landlord nor Tenant shall be liable to the other, or to any insurance company (by way of subrogation or otherwise) insuring the other party, for any loss or damage to any building, structure or other tangible property, or any resulting loss of income, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees, if any such loss or damage is covered by insurance benefiting the party suffering such loss or damage or was required to be covered by insurance pursuant to this Lease. Each party shall cause its insurance policy to waive any insurer subrogation rights. This waiver of subrogation shall include deductibles and any amounts that are self-insured unless the loss arises from the negligent acts or omissions of Landlord, Tenant, its agents, servants or invitees. However, in no event shall Tenant's obligation for deductibles and self-insured amounts exceed Ten Thousand Dollars ($10,000.00).

     4.5. Liability of Parties. Except to the extent set forth in this Lease,

          4.5.1. the Landlord (a) shall be responsible for, and shall indemnify and hold harmless the Tenant against and from any and all liability or claim of liability arising out of, any injury to or death of any person or damage to any property, occurring anywhere upon the Property, if, only if and to the extent that such injury, death or damage is proximately caused by Landlord's negligent or intentionally tortious act or omission or that of its agents, officers or employees, but (b) shall not be responsible for or be obligated to indemnify or hold harmless the Tenant against or from any liability for any such injury, death or damage occurring anywhere upon the Property (including the Premises),
(i) by reason of Tenant's occupancy or use of the Premises or any other portion of the Property, (ii) because of fire, windstorm, act of God or other cause, unless proximately caused by Landlord's negligent or intentionally tortious act or omission;

          4.5.2. excluding those situations in which the Landlord is obligated to indemnify and hold harmless the Tenant under the provisions of paragraph 4.5.1, the Tenant shall be responsible for, and shall defend, indemnify and hold harmless the Landlord against and from, any and all liability or claim of liability arising out of any injury to or death of any person or damage to any property, occurring within the Premises and due to Tenant's actions or inactions.

     Section 5. Improvements.

     5.1. By Landlord.

          5.1.1. Retail Space. The shell improvements to the Retail Space (as reflected in the Retail Space Specifications attached hereto as Exhibit C) shall be performed by Landlord at its sole cost and expense.

          5.1.2. Office Space. The Landlord and the Tenant shall split the cost of constructing the demising wall segregating the Office Space, however, in all other respects, it is agreed between the parties that the Office Space is offered in an "as is" condition.

          5.1.3. The cost of any additional improvements to the Retail and Office Space over and above those provided for in 5.1.1 and 5.1.2 above, including the cost of the Tenant Improvements described in Section 5.2 below, shall be borne by Tenant and considered additional rent unless otherwise specified. All work within the Premises shall be performed by Landlord's contractors in accordance with all applicable laws, rules regulations and codes.

     5.2. Retail and Office Space. Within thirty (30) days of the execution of this Lease the Tenant shall furnish to the Landlord, in writing, all information about the Tenant's floor plan, partitioning, electrical, and other requirements for any additional improvements to be made to the Retail Space and Office Space (herein "Tenant Improvements") to the extent needed for Landlord's preparation of plans, specifications and a budget (herein "Tenant Improvement Plans and Specifications" and "Budget"), to be attached hereto as Exhibits D and E, respectively. If the Tenant fails to furnish such information to the Landlord by the time set forth above, and by reason thereof the Landlord is delayed in commencing and/or completing such improvements, the Commencement Date shall be the date which, in the Landlord's reasonable judgment, would have been the Commencement Date for purposes of the provisions of this Lease, had such delay not occurred.

     5.3. Allowance. The Landlord shall provide Tenant with an improvement allowance in the amount of Thirty-Two Dollars ($32.00) per rentable square foot of the Office Space (hereinafter "Allowance") for construction of the Tenant Improvements described in Exhibits D and E. Any Tenant Improvement costs in excess of the foregoing Allowance shall be borne by Tenant and considered additional rent unless otherwise specified.

     5.4. Force Majeure. The Landlord shall use all commercially reasonable efforts to complete the Tenant Improvements on or before the estimated Commencement Date, but shall have no liability to the Tenant hereunder if prevented from doing so by reason of any (a) strike, lock-out or other labor troubles, (b) governmental restrictions or limitations, (c) failure or shortage of electrical power, gas, water, fuel oil, or other utility or service, (d) riot, war, insurrection or other national or local emergency, (e) accident, flood, fire or other casualty, (f) adverse weather condition, (g) other act of God, (h) inability to obtain a building permit or a certificate of occupancy, or
(i) other cause similar or dissimilar to any of the foregoing and beyond the Landlord's reasonable control. In such event, (a) the Commencement Date shall be postponed for a period equaling the length of such delay, (b) the Termination Date shall be determined pursuant to the provisions of subsection 1.1 by reference to the Commencement Date as so postponed, and (c) the Tenant shall accept possession of the Premises within five (5) days after such completion.

     5.5. Acceptance of Possession. Except for (a) latent defects or incomplete work which would not reasonably have been revealed by an inspection of the Premises made for the purpose of discovering the same when the Landlord delivers possession of the Premises to the Tenant, and (b) any other item of incomplete work set forth on a "punch list" prepared by the Tenant and submitted in writing to the Landlord within ten (10) days after such delivery of possession, by its assumption of possession of the Premises, the Tenant shall for all purposes of the provisions of this Lease be deemed to have accepted them and to have acknowledged them to be in the condition called for hereunder.

     5.6. By Tenant. The Tenant shall not make any alteration, addition or improvement to the Premises without first obtaining the Landlord's written consent thereto (which, in the case of non-structural alterations, additions and improvements only, shall not unreasonably be withheld, conditioned or delayed). If the Landlord consents to any such proposed alteration, addition or improvement, it shall be made at the Tenant's sole expense (and the Tenant shall hold the Landlord harmless from any cost incurred on account thereof), and at such time and in such manner as not unreasonably to interfere with the use and enjoyment of the remainder of the Property by any other person.

     5.7. Mechanics' Liens. The Tenant shall (a) immediately after it is filed or claimed, bond or have released any mechanics', materialman's or other lien filed or claimed against any or all of the Premises, the Property, or any other property owned or leased by the Landlord, by reason of labor or materials provided for the Tenant or any of its contractors or subcontractors (other than labor or materials provided by the Landlord pursuant to the provisions of this Lease), or otherwise arising out of the Tenant's use or occupancy of the Premises or any other portion of the Property, and (b) defend, indemnify and hold harmless the Landlord against and from any and all liability, claim of liability or expense (including, by way of example rather than of limitation, that of reasonable attorneys' fees) incurred by the Landlord on account of any such lien or claim.

     5.8. Fixtures. Any and all improvements, repairs, alterations and all other property permanently attached to, used in connection with or otherwise installed within the Premises by the Landlord or the Tenant shall, immediately on the completion of their installation, become the Landlord's property without payment therefor by the Landlord, except that any machinery, equipment or fixtures installed by the Tenant at no expense to the Landlord and used in the conduct of the Tenant's trade or business (rather than to service the Premises or any of the remainder of the Building or the Property generally) shall remain the Tenant's property, and shall be removed by the Tenant at the end of the Term (and any damage to the Premises caused by such removal shall be repaired at the Tenant's expense).

     5.9. Any improvements made to the Premises by either party hereto shall be made only in a good and workmanlike manner, using new, first-class materials.

     Section 6. Repairs and Maintenance

     6.1. Maintenance by Landlord. Subject to the operation and effect of the provisions of Subsection 2.2, Landlord covenants and agrees to keep and maintain the roof and other exterior portions of the Premises (exclusive of doors, windows, and glass) in repair, provided that Tenant shall give Landlord written notice of the necessity for such repairs, and provided that the damage thereto shall not have been caused by Tenant, its agents, employees, invitees or customers, in which event Tenant shall be responsible therefor and shall promptly repair the same. Except as expressly set forth in this subsection, Landlord shall be under no liability for repair or maintenance of the Premises, or any part thereof, nor shall Landlord be under any liability to repair or maintain any electrical, plumbing, heating, air-conditioning or other mechanical installation.

     6.2. Maintenance by Tenant.

          6.2.1. Tenant covenants and agrees to keep the Premises, together with all electrical, plumbing, heating, air-conditioning and other mechanical installations and equipment used by, or in connection with, the Premises, in good order and repair at its own expense and to promptly replace at its own expense: (i) any exterior or interior plate glass doors, windows and mirrors which may be broken or damaged; (ii) light bulbs and/or fixtures, (iii) floor covering, (iv) storefront and/or display window(s), and to surrender the Premises at the expiration of the Term in as good condition as when received, ordinary wear and tear excepted. Tenant will not overload the electrical wiring or plumbing and will not install any additional electrical wiring or plumbing unless it has first obtained Landlord's written consent thereto and, if such consent is given, Tenant will install the same at its own cost and expense. Tenant will repair promptly at its own expense any damage to the Premises caused by bringing into the Premises any property for Tenant's use, or by the installation or removal of such property, regardless of fault or by whom such damage shall be caused unless caused by Landlord, its agents, employees, or contractors. In the event plumbing lines are not adequate or due to another Tenants fault Landlord will be responsible.

          6.2.2. In the event Tenant shall not proceed promptly and diligently to make any repairs or perform any obligation imposed upon it by the preceding subsection hereof within forty-eight (48) hours after receiving written notice from Landlord to make such repairs or perform such obligation, then and in such event, Landlord may at its option, enter the Premises and do and perform the things specified in said notice, without liability on the part of Landlord for any loss or damage resulting from any such action by Landlord and Tenant agrees to pay promptly upon demand any cost or expense incurred by Landlord in taking such action.

          6.2.3. Tenant covenants and agrees to keep in force at its own expense, at all times during the term of this Lease, plate glass insurance insuring the plate glass and mirrors, if any, on the Premises at their full insurable value in a policy (the form of which is satisfactory to Landlord) issued by a company acceptable to Landlord, and covering both Tenant and Landlord; Tenant further covenants and agrees to deposit said policy of insurance, or a certificate thereof, with Landlord on or before the Commencement Date of this Lease. If at any time, Tenant does not comply with the covenants made in this subparagraph (d), Landlord may, at its option, cause insurance as aforesaid to be issued, and in such event, Tenant agrees to pay all premiums for such insurance promptly upon Landlord's demand.

          6.2.4. Tenant covenants and agrees to enter into and keep in force at its own expense a "maintenance contract" with a reputable heating, ventilation and air-conditioning service for the care and upkeep of the heating, ventilation and air-conditioning system servicing the Tenant's Premises for the term of this Lease, as well as any renewals thereto. Should Tenant fail to provide evidence of such contract to the landlord within thirty (30) days of the Commencement Date, the Landlord reserves the right to enter into a maintenance contract, on Tenant's behalf, and Tenant agrees to pay the cost for same upon demand.

     6.3. Interruption. The Landlord shall not be liable to the Tenant for any failure, modification or interruption of any service which arises out of any of the causes enumerated in the provisions of subsection 5.4.

     Section 7. Landlord's Right of Entry.

     The Landlord and its agents shall be entitled to enter the Premises at any time during the Tenant's regular business hours and at any other reasonable time
(a) to inspect the Premises, (b) to exhibit the Premises to any existing or prospective purchaser, tenant or mortgagee thereof, (c) to make any alteration, improvement or repair to the Building or the Premises, or (d) for any other purpose relating to the operation or maintenance of the Property; provided, that the Landlord shall (a) (unless doing so is impractical or unreasonable because of emergency) give the Tenant at least twenty-four (24) hours prior notice of its intention to enter the Premises, and (b) use reasonable efforts to avoid thereby interfering more than is reasonably necessary with the Tenant's use and enjoyment thereof.

     Section 8. Fire and Other Casualties.

     8.1. General. If the Property is damaged by fire or other casualty during the Term:

          8.1.1. the Landlord shall restore the Premises with reasonable promptness (taking into account the time required by the Landlord to effect a settlement with, and to procure any insurance proceeds from any insurer against such casualty, but in any event within one hundred fifty (150) days after the date of such casualty) to substantially the condition immediately before such casualty, and may temporarily enter and possess any or all of the Premises for such purpose (provided, that the Landlord shall not be obligated to repair, restore or replace any fixture, improvement, alteration, furniture or other property owned, installed or made by the Tenant), but

          8.1.2. the times for commencement and completion of any such restoration shall be extended for the period (not longer than sixty (60) days) of any delay occasioned by the Landlord in doing so arising out of any of the causes enumerated in the provisions of Subsection 5.4. If the Landlord undertakes to restore the Property and such restoration is not accomplished within the said period of one hundred fifty (150) days plus the period of any extension thereof, as aforesaid, the Tenant may, if its use of the Premises has been materially and adversely affected by such fire or other casualty, terminate this Lease by giving written notice thereof to the Landlord within thirty (30) days after the expiration of such period, as so extended; and

          8.1.3. so long as the Tenant is deprived of the use of any or all of the Premises on account of such casualty, the Base Rent and any additional rent payable under the provisions of subsection 2.1 shall be abated in proportion to the number of square feet of the Premises rendered substantially unfit for occupancy by such casualty, unless, because of any such damage, the undamaged portion of the Premises is made materially unsuitable for use by the Tenant for the purposes set forth in the provisions of Section 3, in which event the Base Rent and any such additional rent shall be abated entirely during such period of deprivation.

     8.2. Substantial Destruction. Anything contained in the foregoing provisions of this Section to the contrary notwithstanding,

          8.2.1. if during the Term the Property is so damaged by fire or other casualty that (a) either the Premises or (whether or not the Premises are damaged) the Building is rendered substantially unfit for occupancy, as reasonably determined by the Landlord, or (b) the Building is damaged to the extent that the Landlord reasonably elects to demolish the Building, or if any mortgagee requires that any or all of such insurance proceeds be used to retire any or all of the debt secured by its mortgage, then in any such case the Landlord may elect to terminate this Lease as of the date of such casualty, by giving written notice thereof to the Tenant within ten (10) days after such date; and

          8.2.2. in such event, (a) the Tenant shall pay to the Landlord the Base Rent and any additional rent payable by the Tenant hereunder and accrued through the date of such termination, subject, however, to the provisions of
Section 8.1.3, (b) the Landlord shall repay to the Tenant any and all prepaid Rent for periods beyond such termination, and (c) the Landlord may enter upon and repossess the Premises without further notice.

     Section 9. Condemnation.

     9.1. Right to Award.

          9.1.1. If any or all of the Premises are taken by the exercise of any power of eminent domain or are conveyed to or at the direction of any governmental entity under a threat of any such taking (each of which is hereinafter referred to as a "Condemnation"), the Landlord shall be entitled to collect from the condemning authority thereunder the entire amount of any award made in any such proceeding or as consideration for such conveyance, without deduction therefrom for any leasehold or other estate held by the Tenant under this Lease.

          9.1.2. The Tenant hereby (a) assigns to the Landlord all of the Tenant's right, title and interest, if any, in and to any such award; (b) waives any right which it may otherwise have in connection with such Condemnation, against the Landlord or such condemning authority, to any payment for (i) the value of the then-unexpired portion of the Term, (ii) leasehold damages, and
(iii) any damage to or diminution of the value of the Tenant's leasehold interest hereunder or any portion of the Premises not covered by such Condemnation; and (c) agrees, at no cost to Tenant, to execute any and all further documents which may be required to facilitate Landlord's collection of any and all such awards.

          9.1.3. Subject to the operation and effect of the foregoing provisions of this Section, the Tenant may seek, in a separate proceeding, a separate award on account of any damages or costs incurred by the Tenant as a result of such Condemnation, so long as such separate award in no way diminishes any award or payment which the Landlord would otherwise receive as a result of such Condemnation.

     9.2. Effect of Condemnation.

          9.2.1. If (a) all of the Premises are covered by a Condemnation, or
(b) any part of the Premises is covered by a Condemnation and the remainder is insufficient for the reasonable operation therein of the Tenant's business, or
(c) any part of the Property is covered by a condemnation that materially and adversely affects the Tenant's ability to conduct its business, or (d) any of the Building is covered by a Condemnation and, in the Landlord's reasonable opinion, it would be impractical to restore the remainder or (e) any of the rest of the Property is covered by a Condemnation and, in the Landlord's reasonable opinion, it would be impractical to continue to operate the remainder of the Property thereafter, then, in any such event, the Term shall terminate on the date on which possession of so much of the Premises, the Building or the rest of the Property, as the case may be, as is covered by such Condemnation is taken by the condemning authority, and all Rent (including, by way of example rather than of limitation, any additional rent, taxes and other charges payable hereunder) shall be apportioned and paid to such date.

          9.2.2. If there is a Condemnation and the Term does not terminate pursuant to the foregoing provisions of this subsection, the operation and effect of this Lease shall be unaffected by such Condemnation, except that the Base Rent and any additional rent shall be reduced in proportion to the square footage of floor area, if any, of the Premises covered by such Condemnation.

     9.3. If there is a Condemnation, the Landlord shall have no liability to the Tenant on account of any (a) interruption of the Tenant's business upon the Premises, (b) diminution in the Tenant's ability to use the Premises, or (c) other injury or damage sustained by the Tenant as a result of such Condemnation.

     9.4. Except for any separate proceeding brought by the Tenant under the provisions of paragraph 9.1.3, the Landlord shall be entitled to conduct any such condemnation proceeding and any settlement thereof free of interference from the Tenant, and the Tenant hereby waives any right which it otherwise has to participate therein.

     Section 10. Assignment, Subletting and Relocation.

     10.1. Consent by Landlord. The Tenant hereby acknowledges that the Landlord has entered into this Lease because of the Tenant's financial strength, goodwill, ability and expertise and that, accordingly, this Lease is one which is personal to the Tenant, and agrees for itself and its successors and assigns in interest hereunder that it will not (a) assign this Lease or any of its rights under this Lease, as to all or any portion of the Premises or otherwise, or (b) make or permit any total or partial sale, lease, sublease, assignment, conveyance, license, mortgage, pledge, encumbrance or other transfer of any or all of the Premises or the occupancy or use of any or all of the Premises, voluntarily or involuntarily, by operation of law or otherwise (each of which is hereinafter referred to as a "Transfer") without first obtaining the Landlord's express written consent thereto (which consent (a) shall not be unreasonably withheld and, if given, shall not constitute a consent to any subsequent such Transfer, whether by the person hereinabove named as "the Tenant" or by any such transferee, but (b) shall not be deemed to have been given by the Landlord's acceptance of the payment of Rent after such Transfer occurs, with or without the Landlord's knowledge, or by any other act or failure to act by the Landlord, other than the giving of such express, written consent, as aforesaid). Without limiting the generality of the foregoing, the Landlord shall be entitled, at its sole discretion, to condition any such consent upon the entry by such person into an agreement with (and in form and substance reasonably satisfactory to) the Landlord, by which it assumes all of the Tenant's obligations hereunder. Any person to whom any Transfer is attempted without such consent shall have no claim, right or remedy whatsoever hereunder against the Landlord, and the Landlord shall have no duty to recognize any person claiming under or through the same. No Transfer made with or without the Landlord's consent shall alter or impair the obligations hereunder of any person constituting the Tenant, or liable as a guarantor for the obligations of the Tenant, before such Transfer, or of any other person holding any interest or obligation hereunder before such Transfer. Notwithstanding anything in the foregoing to the contrary, Landlord's approval shall not be required for any assignment or sublease to a parent, successor or affiliate of the Tenant as a result of any merger, consolidation, transfer of substantially all assets, share exchange or other action described in Section 368 of the Internal Revenue Code.

     10.2. Proceeds of Assignment or Subleasing. In the event Tenant assigns this Lease or any of its rights hereunder or subleases any or all of the Premises, and Landlord consents to such assignment or sublease, Tenant shall furnish to Landlord as part of said consent request the proposed terms of the assignment of sublease. In the event that the amount of base rent received by Tenant as Sublessor or Assignor is greater than the Base Rent paid by Tenant under Section 2 hereunder, such amount is the right and property of Landlord. Such sum is due Landlord (1) in the event of a sum paid Tenant for its rights under this Lease, immediately at the commencement of such assignment of sublease; or (2) payable monthly on the same date the Base Rent under this Lease is due. Tenant shall also pay Landlord's reasonable attorney's fees incurred as a result of such assignment and sublease.

     Section 11. Rules and Regulations.

     11.1. The Landlord shall have the right to prescribe, at its sole discretion, reasonable rules and regulations (hereinafter referred to as "the Rules and Regulations") having uniform applicability to the Property (subject to the provisions of this Leases) and governing their use and enjoyment of the Property; provided, that the Rules and Regulations shall not materially interfere with the Tenant's use and enjoyment of the Premises, in accordance with the provisions of this Lease, for the purposes enumerated in the provisions of Section 3. The current Rules and Regulations are as follows:

          11.1.1. Except for Tenant's delivery trucks (and then only as to driveways), the sidewalks, entries, and driveways of the Property shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

          11.1.2. Except as explicitly provided in the Lease or as otherwise approved by Landlord, Tenant shall not place any objects, including antennas, outdoor furniture, etc. in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Building.

          11.1.3. Except for assistive animals, no animals shall be allowed in the offices, halls, or corridors in the Building.

          11.1.4. Tenant shall not disturb any other occupants of the Property by the making of loud or improper noises, nor permit nor suffer the use of any apparatus or instruments for musical or other sound reproduction or transmission in such manner that the sounds emanating therefrom or caused thereby shall be audible beyond the interior of the Premises.

          11.1.5. If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant's expense.

          11.1.6. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease (including without limitation the parking of delivery trucks within the Premises). The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Building.

          11.1.7. Parking any type of recreational vehicles (excluding delivery trucks) is specifically prohibited on or about the Property. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within forty-eight (48) hours. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. Except as provided in the Lease, all parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

          11.1.8. Tenant shall maintain the Premises free from rodents, insects and other pests.

          11.1.9. Landlord reserves the right to exclude or expel from the Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Property.

          11.1.10. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Except as provided in the Lease, Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

          11.1.11. Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

          11.1.12. Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles (with the exception of Tenant's delivery vehicles), or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

          11.1.13. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

          11.1.14. No auction (excluding by way of the internet), public or private, will be permitted on the Premises or the Property.

          11.1.15. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

          11.1.16. The Premises shall not be used for lodging, sleeping or cooking (excluding food preparation in connection with the conduct of Tenant's business) or for any immoral or illegal purposes or for any purpose other than that specified in this Lease. No gaming devices shall be operated in the Premises.

          11.1.17. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Building and the Premises and the needs of other tenants, if any, and shall not use more than such safe capacity. Landlord's consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

          11.1.18. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

          11.1.19. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises and shall keep all such machinery reasonably free of vibration, noise and air waves which may be transmitted beyond the Premises.

          11.1.20. Tenant and its employees shall observe any posted speed limit permitted on the Property's driveways and parking areas. No reckless driving, drag racing or speeding shall be permitted; Tenant, its agents, employees, contractors or invitees, shall not block driveways or in any way block traffic.

     Section 12. Subordination; Attornment and Non-disturbance.

     12.1. Subordination. This Lease shall be subject and subordinate to the lien, operation and effect of each mortgage, deed of trust, ground lease and/or other, similar instrument of encumbrance heretofore or hereafter covering any or all of the Premises or the remainder of the Property (and each renewal, modification, consolidation, replacement or extension thereof) (each of which is herein referred to as a "Mortgage"), all automatically and without the necessity of any action by either party hereto.

     12.2. Attornment and Non-disturbance. The Tenant shall, promptly at the request of the Landlord or the holder of any Mortgage (herein referred to as a "Mortgagee"), but at no cost to Tenant, execute, enseal, acknowledge and deliver such further instrument or instruments

          12.2.1. evidencing such subordination as the Landlord or such Mortgagee deems necessary or desirable, and

          12.2.2. (at such Mortgagee's request) attorning to such Mortgagee. Within thirty (30) days of Landlord's execution of this Lease, Landlord agrees to obtain from any Mortgagee its agreement that such Mortgagee will, in the event of a foreclosure of any such mortgage or deed of trust (or termination of any such ground lease) take no action to interfere with the Tenant's rights hereunder, except on the occurrence of an Event of Default.

     Section 13. Default.

     13.1. Definition: As used in the provisions of this Lease, each of the following events shall constitute, and is hereinafter referred to as, an "Event of Default":

          13.1.1. If the Tenant fails to (a) pay any Rent or any other sum which it is obligated to pay by any provision of this Lease, within five (5) days of written notice from Landlord, or (b) perform any of its other obligations under the provisions of this Lease; or

          13.1.2. if the Tenant or any guarantor of this Lease ("Guarantor") (a) applies for or consents to the appointment of a receiver, trustee or liquidator of the Tenant or of all or a substantial part of its assets, (b) files a voluntary petition in bankruptcy or admits in writing its inability to pay its debts as they come due, (c) makes an assignment for the benefit of its creditors, (d) files a petition or an answer seeking a reorganization or an arrangement with creditors, or seeks to take advantage of any insolvency law,
(e) performs any other act of bankruptcy, or (f) files an answer admitting the material allegations of a petition filed against the Tenant in any bankruptcy, reorganization or insolvency proceeding; or

          13.1.3. if (a) an order, judgment or decree is entered by any court of competent jurisdiction adjudicating the Tenant or Guarantor a bankrupt or an insolvent, approving a petition seeking such a reorganization, or appointing a receiver, trustee or liquidator of the Tenant or Guarantor or of all or a substantial part of its assets, or (b) there otherwise commences as to the Tenant or Guarantor or any of its assets any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment, receivership or similar law, and if such order, judgment, decree or proceeding continues unstayed for more than sixty (60) consecutive days after any stay thereof expires.

     13.2. Notice to Tenant; Grace Period. Anything contained in the provisions of this Section to the contrary notwithstanding, on the occurrence of an Event of Default the Landlord shall not exercise any right or remedy on account thereof which it holds under any provision of this Lease or applicable law unless and until

          13.2.1. the Landlord has given written notice thereof to the Tenant, and

          13.2.2. the Tenant has failed, (a) if such Event of Default consists of a failure to pay such money within five (5) days, or (b) if such Event of Default consists of something other than a failure to pay money, within thirty
(30) days thereafter to actively, diligently and in good faith to begin to cure such Event of Default and to continue thereafter to do so until it is fully cured within ninety (90) days thereafter; provided, that anything contained in the provisions of this Lease to the contrary notwithstanding, and

          13.2.3. no such notice shall be required, and (even if the Landlord gives such notice) the Tenant shall be entitled to no such grace period more than twice during any twelve (12) month period, or in the case of any Event of Default enumerated in the provisions of paragraphs 13.1.2 or 13.1.3. Notwithstanding anything in this Section 13.2, the late payment charge for failure to pay Rent shall commence on the day following the due date thereof.

     13.3. Landlord's Rights on Event of Default. On the occurrence of any Event of Default, the Landlord may (subject to the operation and effect of the provisions of subsection 13.2) to the extent permitted by law take any or all of the following actions:

          13.3.1. re-enter and repossess the Premises and any and all improvements and equipment thereon and additions thereto;

          13.3.2. declare the entire balance of the Rent for the remainder of the Term to be due and payable, and collect such balance in any manner not inconsistent with applicable law;

          13.3.3. terminate this Lease by giving written notice of such termination to the Tenant;

          13.3.4. relet any or all of the Premises for the Tenant's account for any or all of the remainder of the Term as hereinabove defined, or for a period exceeding such remainder, on such terms and subject to such conditions as are commercially reasonable. In such event, the Tenant shall pay to the Landlord, at the times and in the manner specified by the provisions of Section 2, the Base Rent and any additional rent accruing during such remainder, less any monies received by the Landlord, with respect to such remainder, from such reletting, as well as the reasonable cost to the Landlord of any reasonable attorneys' fees or other expenses, or of any repairs or other action taken by the Landlord on account of such Event of Default;

          13.3.5. cure such Event of Default in any other manner (after giving the Tenant written notice of the Landlord's intention to do so except as provided in paragraph 13.2.3); and/or

          13.3.6. pursue any combination of such remedies and/or any other right or remedy available to the Landlord on account of such Event of Default under this Lease and/or at law or in equity. The Tenant shall reimburse the Landlord for

               (a) all reasonable expenses incurred by the Landlord (i) in curing or seeking to cure any Event of Default and/or (ii) in exercising or seeking to exercise any of the Landlord's rights and remedies under the provisions of this Lease and/or at law or in equity on account of any Event of Default, and/or (iii) otherwise arising out of any Event of Default, and/or (iv) (regardless of whether it constitutes an Event of Default) in connection with any action, proceeding or matter of the types referred to in the provisions of paragraphs 13.1.2 and 13.1.3, plus

               (b) interest on all such expenses, at the rate of fifteen percent (15%) per annum all of which expenses and interest shall be additional rent and shall be payable by the Tenant immediately on demand therefor by the Landlord.

     13.4. (Intentionally omitted.)

     13.5. No Waiver. No action taken by the Landlord under the provisions of this Section or any other provision of this Lease (including, by way of example rather than of limitation, the Landlord's acceptance of the payment of Rent after the occurrence of any Event of Default) shall operate as a waiver of any right which the Landlord would otherwise have against the Tenant for the Rent hereby reserved or of any other right provided to the Landlord under this Lease or applicable law, and the Tenant shall remain responsible to the Landlord for any loss and/or damage suffered by the Landlord by reason of any Event of Default, regardless of any action by the Landlord.

     Section 14. Estoppel Certificate.

     14.1. The Tenant shall from time to time, within ten (10) days after being presented with the same by the Landlord or any Mortgagee, execute, enseal, acknowledge and deliver to the Landlord (or, at the Landlord's request, to any existing or prospective purchaser, transferee, assignee or Mortgagee of any or all of the Premises, the Property, any interest therein or any of the Landlord's rights under this Lease) an instrument in recordable form,

          14.1.1. certifying (a) that this Lease is unmodified and in full force and effect (or, if there has been any modification thereof, that it is in full force and effect as so modified, stating therein the nature of such modification); (b) as to the dates to which the Base Rent and any additional rent and other charges arising hereunder have been paid; (c) as to the amount of any prepaid Rent or any credit due to the Tenant hereunder; (d) that the Tenant has accepted possession of the Premises, and the date on which the Term commenced; (e) as to whether, to the best of its knowledge, the Landlord or the Tenant is then in default in performing any of its obligations hereunder (and, if so, specifying the nature of each such default); and (f) as to any other fact or condition reasonably requested by the Landlord or such other addressee; and

          14.1.2. acknowledging and agreeing that any statement contained in such certificate may be relied upon by the Landlord and any such other addressee.

     Section 15. Quiet Enjoyment.

     The Landlord hereby covenants that the Tenant, on paying the Rent and performing the covenants set forth herein, shall peaceably and quietly hold and enjoy, throughout the Term, (a) the Premises, and (b) such rights as the Tenant may hold hereunder with respect to the remainder of the Property. Nothing in the provisions of this Lease shall be deemed to impose upon the Landlord any liability on account of any act or failure to act by any person other than the Landlord, or its agents, servants or employees.

     Section 16. Notices.

     All notices required or permitted to be given under the provisions herein shall be in writing and shall be deemed to be properly given if delivered (a) by hand, or (b) by telecopy, or (c) by a nationally recognized delivery service. In addition to the foregoing, a copy shall also be sent by U.S. mail, postage pre-paid, to the address set forth herein. Notice shall be deemed to be given on the first (1st) business day following such delivery or mailing.

     To the Landlord:

     c/o Obrecht Properties, LLC
     9475 Deereco Road
     Suite 200
     Timonium, Maryland 21093
     Facsimile No. 410-561-2367

     To the Tenant:

     Dover Saddlery Retail, Inc.
     525 Great Road
     Littleton, Massachusetts 01460
     Facsimile No. 978-952-8063

     With a copy:

     At the Premises:
     Sparks Corporate Center
     10 Fila Way
     Sparks, Maryland 21152
     Facsimile No. ________________

     Either party may, at any time, or from time to time, designate in writing a substitute address for that above set forth, and thereafter all notices to such party shall be sent in accordance with the above.

     Section 17. General.

     17.1. Effectiveness. This Lease shall become effective upon and only upon its execution and delivery by each party hereto.

     17.2. Complete Understanding. This Lease represents the complete understanding between the parties hereto as to the subject matter hereof, and supersedes all prior written or oral negotiations, representations, warranties, statements or agreements between the parties hereto as to the same. No inducements, representations, understandings or agreements have been made or relied upon in the making of this Lease, except those specifically set forth in the provisions of this Lease. Neither party hereto has any right to rely on any other prior or contemporaneous representations made by anyone concerning this Lease which are not set forth herein.

     17.3. Amendment. This Lease may be amended by and only by a written instrument executed and delivered by each party hereto.

     17.4. Applicable Law. This Lease shall be given effect and construed by application of the law of Maryland, and any action or proceeding arising hereunder shall be brought in the courts of Maryland; provided, that if such action or proceeding arises under the Constitution, laws or treaties of the United States of America, or if there is a diversity of citizenship between the parties thereto, so that it is to be brought in a United States District Court, it shall be brought in the United States District Court for the District of Maryland.

     17.5. Waiver. The Landlord shall not be deemed to have waived the exercise of any right which it holds hereunder unless such waiver is made expressly and in writing (and no delay or omission by the Landlord in exercising any such right shall be deemed a waiver of its future exercise). No such waiver as to any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance, or any other such right.

     17.6. Time of Essence. Time shall be of the essence of this Lease.

     17.7. Headings. The headings of the Sections, subsections, paragraphs and subparagraphs hereof are provided herein for and only for convenience of reference, and shall not be considered in construing their contents.

     17.8. Construction. As used herein,

          17.8.1. the term "person" means a natural person, a trustee, a corporation, a partnership and any other form of legal entity; and

          17.8.2. all references made (a) in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (b) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, and (c) to any Section, subsection, paragraph or subparagraph shall, unless therein expressly indicated to the contrary, be deemed to have been made to such Section, subsection, paragraph or subparagraph of this Lease.

     17.9. Exhibits. Each writing or plat referred to herein as being attached hereto as an exhibit or otherwise designated herein as an exhibit hereto is hereby made a part hereof.

     17.10. Severability. No determination by any court, governmental body or otherwise that any provision of this Lease or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of (a) any other such provision, or (b) such provision in any circumstance not controlled by such determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

     17.11. Definition of "the Landlord".

          17.11.1. As used herein, the term "the Landlord" means the person hereinabove named as such, and its heirs, personal representatives, successors and assigns (each of whom shall have the same rights, remedies, powers, authorities and privileges as it would have had, had it originally signed this Lease as the Landlord).

          17.11.2. No person holding the Landlord's interest hereunder (whether or not such person is named as "the Landlord" herein) shall have any liability hereunder after such person ceases to hold such interest, except for any such liability accruing while such person holds such interest.

          17.11.3. No Mortgagee not in possession of the Premises of or the Building shall have any liability hereunder.

          17.11.4. Neither the Landlord nor any principal of the Landlord, whether disclosed or undisclosed, shall have any personal liability under any provision of this Lease. If the Landlord defaults in performing any of its obligations hereunder or otherwise, the Tenant shall look solely to the Landlord's equity, interest and rights in the Property to satisfy the Tenant's remedies on account thereof.

     17.12. Definition of "the Tenant". As used herein, the term "the Tenant" means each person hereinabove named as such and such person's heirs, personal representatives, successors and assigns, each of whom shall have the same obligations, liabilities, rights and privileges as it would have possessed had it originally executed this Lease as the Tenant; provided, that no such right or privilege shall inure to the benefit of any assignee of the Tenant, immediate or remote, unless the assignment to such assignee is made in accordance with the provisions of Section 10. Whenever two or more persons constitute the Tenant, all such persons shall be jointly and severally liable for performing the Tenant's obligations hereunder.

     17.13. Commissions. Each party hereto hereby represents and warrants to the other that, in connection with the leasing of the Premises hereunder, the party so representing and warranting has not dealt with any real estate broker, agent or finder, other than MacKenzie Retail, LLC, Blue & Obrecht Realty, LLC and Clark Commercial Real Estate, whose commissions shall be paid by the Landlord, and no additional commission, charge or other compensation is due on account thereof. Each party hereto shall indemnify and hold harmless the other against and from any inaccuracy in such party's representation.

     17.14. Waiver of Jury Trial. Landlord and Tenant hereby waive trial by jury in any action or proceeding or counterclaim brought by either party hereto against the other party on any and every matter, directly or indirectly, arising out of or with respect to this Lease.

     IN WITNESS WHEREOF, each party hereto has executed and ensealed this Lease or caused it to be executed and ensealed on its behalf by its duly authorized representatives, the day and year first above written.

WITNESS:                                SPARKS LOT SEVEN LLC
                                        Landlord


/s/ Phyllis A. Gaertner                 By: /s/ Thomas F. Obrecht         (SEAL)
-------------------------------------       ------------------------------
                                            Thomas F. Obrecht
                                            Member


WITNESS:                                DOVER SADDLERY RETAIL, INC.
                                        Tenant


/s/ John M. Sullivan                    By: /s/ Jonathan Grylls           (SEAL)
-------------------------------------       ------------------------------
                                            Stephen Day
                                            President

                                            Jonathan Grylls (C.O.O. + Secretary)
                                            signed on behalf of
                                            Stephen Day.

                               AGREEMENT OF LEASE

                                 by and between

                              SPARKS LOT SEVEN LLC

                                       and

                           DOVER SADDLERY RETAIL, INC.

                                   EXHIBIT A-1

                       PLAT SHOWING THE FIRST FLOOR SPACE

                                  (FLOOR PLAN)

                                  *not to scale

                               AGREEMENT OF LEASE

                                 by and between

                              SPARKS LOT SEVEN LLC

                                       and

                           DOVER SADDLERY RETAIL, INC.

                                   EXHIBIT A-2

                       PLAT SHOWING THE SECOND FLOOR SPACE

                                  (FLOOR PLAN)

                                  *not to scale

                               AGREEMENT OF LEASE

                                 by and between

                              SPARKS LOT SEVEN LLC

                                       and

                           DOVER SADDLERY RETAIL, INC.

                                    EXHIBIT B

                           COMMENCEMENT DATE AGREEMENT

     THIS COMMENCEMENT DATE AGREEMENT (hereinafter "Agreement") is dated this ___ day of ________, 200_ by and between Sparks Lot Seven LLC (hereinafter "Landlord") and Dover Saddlery Retail, Inc. (hereinafter "Tenant").

     WHEREAS, Landlord and Tenant entered into a Lease dated ________, 2006 (hereinafter "the Lease"); pursuant to which Landlord leased to Tenant, certain Premises within the Building located at 10 Fila Way, Sparks, Maryland 21152, as more particularly described in the Lease;

     AND WHEREAS, for the purpose of establishing fixed dates, the parties hereby execute this Agreement setting forth the Commencement and Termination Dates of the Lease;

     NOW, THEREFORE, Landlord and Tenant hereby agree as follows:

     1. The Commencement Date of the Lease shall be _________, 200_, and the Termination Date of the Lease shall be ______, 20__ (unless sooner terminated or extended as provided for in the Lease).

     2. This Agreement is solely intended to constitute a confirmation by the parties hereto of the Commencement and Termination Dates of the Lease, and is not intended to amend or otherwise modify the Lease except as herein expressly set forth. The parties hereto acknowledge that the Lease is in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement for the purposes set forth above.

WITNESS:                                SPARKS LOT SEVEN LLC
                                        Landlord


                                        By:                               (SEAL)
---------------------------                 ------------------------------
                                            Thomas F. Obrecht
                                            Member


WITNESS:                                DOVER SADDLERY RETAIL, INC.
                                        Tenant


                                        By:                               (SEAL)
---------------------------                 ------------------------------
                                            Stephen Day
                                            President

                               AGREEMENT OF LEASE

                                 by and between

                              SPARKS LOT SEVEN LLC

                                       and

                           DOVER SADDLERY RETAIL, INC.

                                    EXHIBIT C

                           RETAIL SPACE SPECIFICATIONS

     The Landlord will deliver the Premises to Tenant with the following finishes:

1.   Demising wall(s) in place, taped and spackled, ready for Tenant's paint.

2.   Concrete floor with hand-trowel finish.

3.   Storefront, per Landlord's building elevations.

4. ADA compliant bathroom per code, with vinyl tile floor and cove base with walls taped, spackled and ready for Tenant's paint.

5.   Fire sprinkler system, if required by code, for normal retail use.

6. Three-phase electric service, 100-amp, 277/480 voltage with 30-kva step-down floor mounted transformer and 12-circuit wall-mounted low voltage panel board, mounted at rear of the space. Also includes duplex electric outlets as required by code.

7. 1" empty conduit from telephone company's demarcation point stubbed to Premises, at location as determined by Landlord.

8.   1" water line & 4" sewer connected to bathroom fixtures.

9. Water drinking fountain and floor sink, if required by code, adjacent to bathroom(s).

10. HVAC system providing 1 ton of cooling per 350 square feet of floor area in the Premises, including distribution ducts, diffusers and programmable thermostat. Diffusers to be evenly distributed throughout the Premises.

11. 2' x 4' lay-in ceiling tiles with 2' x 4' fluorescent lay-in lighting. One light per 100 square feet shall be provided.

12.  Emergency exit signage and lighting, as required by code.

                               AGREEMENT OF LEASE

                                 by and between

                              SPARKS LOT SEVEN LLC

                                       and

                           DOVER SADDLERY RETAIL, INC.

                                    EXHIBIT D

                   TENANT IMPROVEMENT PLANS AND SPECIFICATIONS

                                (To be attached.)

                               AGREEMENT OF LEASE

                                 by and between

                              SPARKS LOT SEVEN LLC

                                       and

                           DOVER SADDLERY RETAIL, INC.

                                    EXHIBIT E

                                     BUDGET

                                (To be attached.)

                               AGREEMENT OF LEASE

                                 by and between

                              SPARKS LOT SEVEN LLC

                                       and

                           DOVER SADDLERY RETAIL, INC.

                                    EXHIBIT F

                 PARK FUND, LOT 7, AND RETAIL PAD APPORTIONMENT

     Each owner or tenant of each lot within the "Sparks Corporate Center" shall be responsible for its proportionate share of the costs associated with the lot and improvements thereon so owned or occupied and the care and maintenance of common areas and amenities of the Sparks Corporate Center as more fully set forth in the Lease. The number and size of the lots within the Sparks Corporate Center is subject to modification, therefore, the proportions calculated herein may be adjusted from time to time by Landlord in its reasonable discretion.

     Section 1. Park Fund Apportionment.

          1.1 Common areas and park amenities (as further defined in the Covenants and Restrictions) shall include, but not be limited to the following (all of which are hereinafter collectively referred to as "Park Fund"):

               1.1.1 Landscaping and lawns planted within Baltimore County right of ways, including the landscaping at the right and left of the entrance, in the center island, along the public and private roads and right of ways within the Sparks Corporate Center.

               1.1.2 Main park signage including front entrance sign, street designation signs and traffic control signs.

               1.1.3 Upgraded features at the front entrance including flagpoles and fountains.

               1.1.4 Irrigation systems installed to maintain lawns and landscaping in the County/State right of ways.

               1.1.5 Storm water management ponds.

               1.1.6 Street lights along the public and private roads and right of ways within the Sparks Corporate Center.

          1.2 The Park Fund costs shall be paid on a proportionate basis, calculated as follows:

               Sparks Corporate Center = 71.05 acres

               "Lot 7" less "Stormwater Pond" (1.45 acres) = 9.1 acres

               "Lot 7" Proportionate Share of Park Fund = 12.8%


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

     Section 2. "Lot 7" Apportionment

          2.1 "Lot 7" shall be comprised of four (4) separate, independent and free-standing developments, each of which shall operate independently for the purpose of calculating (and incurring) Taxes, Insurance and Operating Costs. The four (4) proposed "developments" are:

               2.1.1 a "restaurant pad" comprised of approximately 1.21 acres ("Restaurant Pad");

               2.1.2 an "office building pad" comprised of approximately 3.88 acres ("Office Pad");

               2.1.3 a "retail/office and bank pad" comprised of approximately
4.01 acres ("Retail Pad"); and

               2.1.4 a "storm water management facility" comprised of approximately 1.45 acres ("Stormwater Pond") servicing the Sparks Corporate Center.

          2.2 For the purposes of computing the Annual Operating Costs for Lot 7, the Stormwater Pond shall be excluded. (The Stormwater Pond was constructed to service the Sparks Corporate Center, and thus shall be considered a component of the "Park Fund' as reflected in Section 1.1.5 above.)

          2.3 Tenant's share of the Annual Operating Costs for Lot 7 (i.e. those expenses incurred by the Landlord in maintaining "Lot 7" for the use and benefit of all tenants thereon) and the Park Fund (described in Section 1.2) shall be paid on a proportionate basis, described in greater detail below.

     Section 3. "Retail Pad" Apportionment.

          3.1 The Retail Pad (defined in 2.1.3 herein) is comprised of two (2) separate, free-standing buildings (described below), each of which shall pay, on a proportionate basis, the costs described in Section 3.2 below, same to be apportioned as follows:

          "Bank Pad"                   =  .60 acres (15%)
          + "Office/Retail Building"   = 3.41 acres (85%)
          ------------------------------------------------
          = Retail Pad                 = 4.01 acres (100%)

          3.2 Tenant's proportionate share of the Retail Pad costs shall include, but not be limited to:

               3.2.1. Real estate taxes (real estate taxes associated with the Premises, and any improvements thereto, shall be paid on an actual, as assessed basis);

               3.2.2 Insurance;

               3.2.3 Annual Operating Costs; and

               3.2.4 Park Fund

          3.3. Tenant's proportionate share of the foregoing costs, based on the occupancy percentage of the Office/Retail Building, shall be calculated as follows:

          Tenant's Premises              =   ______

          Office/Retail Building         =   ______

          Tenant's Proportionate Share   =   ______


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

                               AGREEMENT OF LEASE

                                 by and between

                              SPARKS LOT SEVEN LLC

                                       and

                           DOVER SADLERY RETAIL, INC.

                                    EXHIBIT G

                                  SIGN CRITERIA

General

     All permanent Tenant signs, both as to design and shop drawings, must receive written approval by Landlord before fabrication and/or installation. Any signs installed without such written approval may be removed by the Landlord at Tenant's expense. Tenant shall also be allowed to furnish and install a single sign strip on the road side pylon at its expense in accordance with the Landlord's design criteria.

     Landlord's approval shall be based on:

     (a) conformity to this Sign Criteria; and

     (b) harmony, both architecturally and aesthetically, of the proposed sign with the design of the Shopping Center.

     However, Landlord has the specific right to refuse approval of any sign whether or not such sign conforms to the specific sign criteria set out below and Landlord reserves the right to modify said criteria for any tenant or tenants of the Shopping Center without affecting Tenant's obligations hereunder.

     To secure Landlord's approval, a colored sketch and detailed shop drawings of all signs must be submitted to the Landlord for approval. The shop drawings must be consistent with the colored sketch and must indicate the type and sizes of all lettering, their location and details on method of attachment to the building exterior. A schematic section through the sign will be required where necessary to show the form, colors and finishes of all materials. Wattages and light intensity must be specified. Details of all disapproved or conditionally approved drawings must be resubmitted until unconditionally approved by the Landlord. Incomplete drawings will be returned without approval.

     Tenants are responsible for securing, at their sole expense, all required government approvals and permits.

Illuminated Storefront Signs

     Tenant shall employ the services of a qualified sign contractor, licensed to do work in Baltimore County and the State of Maryland.

     Only tenant's trade name will be permitted on its storefront sign.

     Sign letters shall be individual channelized neon, with metal cans and plexiglass faces in a uniform color selected by Landlord's architect.

     Tenant's letter size shall be permitted up to the maximum height permitted under Baltimore County code but shall not exceed seventy-five percent (75%) of Tenant's storefront width.


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

     The entire cost of Tenant's storefront sign including, without limitation, design, fabrication and installation, shall be at Tenant's sole expense.

Prohibited Signs

     No flashing, flickering, blinking, animated or moving lights or signs shall be permitted. Paper signs, window stickers and handmade signs, whether or not of a temporary nature, are expressly prohibited.


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